SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549

                            -----------------

                                FORM 8-K
                             CURRENT REPORT

                            -----------------

                 Pursuant to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934

                            Date of Report:

                             December 10, 1997

                             VSE CORPORATION
         (Exact Name of Registrant as Specified in its Charter)


                                DELAWARE
     (State or Other Jurisdiction of Incorporation or Organization)

           O-3676                                54-0649263
    (Commission File Number)           (I.R.S. Identification Number)

                        2550 Huntington Avenue
                   Alexandria, Virginia  22303-1499
         (Address of Principal Executive Offices and Zip Code)

                            (703) 960-4600
          (Registrant's Telephone Number, Including Area Code)


______________________________________________________________________________

                       Total Number of Pages:  2


VSE CORPORATION

Item 5.  Other Events.

     On October 16, 1997, the Board of Directors of VSE Corporation ("VSE") declared a distribution in the form of a stock split (the "Stock Split") whereby one additional share of VSE common stock will be distributed for every four shares of VSE common stock outstanding as of the close of business on December 31, 1997 (i.e., a five-for-four stock split). The shares of VSE common stock will be distributed on or about January 7, 1998. No fractional shares of VSE common stock will be distributed to shareholders in connection with the Stock Split. If a shareholder would otherwise be entitled to receive a fractional share of VSE common stock as a result of the Stock Split, such shareholder will receive a check as payment in lieu of the fractional shares of VSE common stock. Payment for the fractional shares of VSE common stock will be based on the closing price of VSE's common stock as reported by Nasdaq as of the close of trading on December 31, 1997, after adjusting for the Stock Split.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        VSE CORPORATION
                                        (Registrant)

Date:  December 10, 1997                /s/ C. S. Weber
                                        ___________________________________
                                        C. S. Weber, Senior Vice President,
                                             Secretary and Treasurer,
                                             Chief Financial Officer